Exhibit 99.1

Kingold Jewelry Inc. Announces Voluntary Delisting from NASDAQ Capital Market

WUHAN CITY, China, August 11, 2020 - Kingold Jewelry, Inc. (“Kingold” or the “Company”) (NASDAQ: KGJI), a manufacturer and designer of gold jewelry, ornaments and investment-oriented products, today announced that it has notified The NASDAQ Stock Market (“NASDAQ”) of its intention to voluntarily delist its common stock from the NASDAQ Capital Market.

On August 11, 2020, the Company notified The NASDAQ Stock Market of the Company’s intent to voluntarily delist its common stock from the NASDAQ Capital Market.  On August 21, 2020, following a ten-day period that commences after the Company provided notice of its intent to delist to NASDAQ, the Company intends to file with NASDAQ and the U.S. Securities and Exchange Commission (the “SEC”), a Form 25 relating to the delisting of its common stock from the NASDAQ Capital Market. It is anticipated that trading of the Company’s common stock on the Nasdaq Capital Market will be suspended upon the filing of the Form 25 on August 21, 2020. The delisting will become effective on August 31, 2020, ten days after the filing date of the Form 25. The Company expects its common stock to be quoted and traded on the OTC Markets from the filing of the Form 25 on August 21, 2020, although it cannot assure that this will be the case.

The decision to delist from NASDAQ resulted from the Board of Directors’ review of numerous factors, particularly the cost and feasibility of ongoing compliance with the NASDAQ listing requirements and the Company’s current financial condition.  In considering whether to delist from NASDAQ, the Company considered in particular that it had received written notices dated June 30, 2020 and July 2, 2020 from the Listing Qualifications department of The NASDAQ Stock Market (the “Notices”) indicating that the Company is not in compliance with the requirements of NASDAQ Listing Rule 5250(c)(1) to file its annual report on Form 10-K for the year ended December 31, 2019 and its quarterly report on Form 10-Q for the period ended March 31, 2020. Pursuant to the Notices, the Company was required to submit a plan to regain compliance with Rule 5250(c)(1) for the delinquent Form 10-K and Form 10-Q.

On July 16, 2020, the Company submitted such plan to the Listing Qualifications department and was advised by telephone on August 6, 2020 that the plan was not accepted. As such, the Company understands that it is likely NASDAQ will commence procedures to delist the Company’s common stock from the NASDAQ Capital Market. Upon being advised of the rejection of the plan, the Board of the Company weighed the likelihood of prevailing on an appeal of delisting against the cost of such an appeal and determined to file a voluntary delisting notice.

About Kingold Jewelry, Inc.

Kingold Jewelry, Inc. (NASDAQ: KGJI), centrally located in Wuhan City, one of China’s largest cities, was founded in 2002 as a designer and manufacturer of gold jewelry, ornaments, and investment-oriented products. The Company sells both directly to retailers as well as through major distributors across China. For more information, please visit www.kingoldjewelry.com.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. You can identify these forward - looking statements by words such as “expects,” “believe,” “project,” “anticipate,” or similar expressions. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Forward-looking statements are subject to a number of risks, including those contained in Kingold’s SEC filings available at www.sec.gov, including Kingold’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Kingold undertakes no obligation to update or revise any forward-looking statements for any reason.

Company Contact

Kingold Jewelry, Inc.

Yi Huang, Vice President

Phone: +86- 27 65694977